Capital City Bank Group, Inc.

Reports Third Quarter 2018 Results

TALLAHASSEE, Fla. (October 23, 2018) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported net income of $6.0 million, or $0.35 per diluted share for the third quarter of 2018 compared to net income of $6.0 million, or $0.35 per diluted share for the second quarter of 2018, and $4.6 million, or $0.27 per diluted share for the third quarter of 2017.  Net income for the third quarter of 2018 included a tax benefit of $0.4 million, or $0.02 per diluted share related to a 2017 plan year pension contribution made during the quarter as well as a non-routine operating loss of $0.2 million, or $0.01 per diluted share.

For the first nine months of 2018, net income totaled $17.8 million, or $1.04 per diluted share, compared to net income of $10.9 million, or $0.64 per diluted share for the same period of 2017.  Net income for 2018 included tax benefits totaling $3.3 million, or $0.19 per diluted share related to 2017 plan year pension contributions made during 2018.

HIGHLIGHTS

•       Net interest income up 3.7% sequentially and 10.8% over prior year

•       Net interest margin of 3.72%, up 14 basis points over prior quarter

•       Period-end loan growth of $49 million, or 2.8% over prior quarter

•       Year-to-date net charge-offs at 12 basis points continues to reflect the quality of our loan portfolio

•       Tangible capital ratio of 7.80%, up 33 basis points over prior quarter

“The third quarter was a continuation of trends we have seen in recent quarters and represented an improvement in our overall performance”, said William G. Smith, Jr., Chairman, President and CEO.  “Rising rates, loan growth and a phenomenal core deposit base are all contributing to higher net interest income. Credit quality remains strong and the strength of our Florida and Georgia economies is driving continued improvement in our market demographics. Lowering our efficiency ratio is a top priority and we have multiple strategies in place to grow revenues and manage expenses. There is more to be done, but I am pleased with our progress as we remain focused on strategies that produce long-term value for our shareowners.”

Compared to the second quarter of 2018, the $1.2 million increase in operating profit reflected a $0.8 million increase in net interest income and higher noninterest income of $0.8 million, partially offset by higher noninterest expense of $0.3 million and a $0.1 million increase in the loan loss provision.

Compared to the third quarter of 2017, the $0.3 million increase in operating profit was attributable to higher net interest income of $2.4 million and higher noninterest income of $0.3 million, partially offset by a $2.0 million increase in noninterest expense and a $0.4 million increase in the loan loss provision.

The increase in operating profit of $2.6 million for the first nine months of 2018 versus the comparable period of 2017 was attributable to higher net interest income of $6.7 million, partially offset by lower noninterest income of $0.5 million, higher noninterest expense of $2.5 million, and $1.1 million increase in the loan loss provision.

Our return on average assets (“ROA”) was 0.84% and our return on average equity (“ROE”) was 7.98% for the third quarter of 2018.  These metrics were 0.84% and 8.25% for the second quarter of 2018, respectively, and 0.65% and 6.33% for the third quarter of 2017, respectively.  For the first nine months of 2018, our ROA was 0.83% and our ROE was 8.12% compared to 0.52% and 5.15%, respectively, for the same period of 2017.

Discussion of Operating Results

Tax-equivalent net interest income for the third quarter of 2018 was $23.8 million compared to $22.9 million for the second quarter of 2018 and $21.6 million for the third quarter of 2017.  The increase in tax-equivalent net interest income compared to both prior periods reflected higher interest rates and a favorable shift in the earning asset mix. Higher rates were earned on overnight funds, investment securities and variable rate loans, partially offset by a higher cost on our negotiated rate deposits.  For the first nine months of 2018, tax-equivalent net interest income totaled $68.6 million compared to $62.4 million for the comparable period of 2017.  The year-over-year increase was driven by growth in the loan and investment portfolios, coupled with higher short-term rates, partially offset by a higher rate paid on our negotiated rate deposits.

The federal funds target rate has been increased eight times since December 2015 to 2.25% at the end of the third quarter of 2018, which positively affected our net interest income due to favorable repricing of our variable and adjustable rate earning assets. Although these increases have resulted in higher rates paid on our negotiated rate deposit products, we continue to prudently manage our overall cost of funds, which was 28 basis points for the third quarter of 2018 compared to 26 basis points for the second quarter of 2018. In conjunction with our overall balance sheet management, we continue to review our deposit board rates to determine whether rate increases are appropriate. Various deposit products have been developed and are available to assist in attracting new clients or maintaining existing relationships that are seeking higher returns on their deposit balances.  While rising rates and client expectations will result in a higher cost of funds, we will continue to prudently manage the mix and costs of our deposit base as we have done in the past.

Our net interest margin for the third quarter of 2018 was 3.72%, an increase of 14 basis points over the second quarter of 2018 and an increase of 24 basis points over the third quarter of 2017.  For the first nine months of 2018, the net interest margin increased 24 basis points to 3.58% compared to the same period of 2017. The increase in the margin as compared to all prior periods reflects rising interest rates and a favorable shift in our earning asset mix, which has produced higher net interest income in each period.

The provision for loan losses for the third quarter of 2018 was $0.9 million compared to $0.8 million for the second quarter of 2018 and $0.5 million for the third quarter of 2017.  For the first nine months of 2018, the loan loss provision was $2.5 million compared to $1.4 million in 2017.  The higher provision in 2018 reflected growth in the loan portfolio.  At September 30, 2018, the allowance for loan losses of $14.2 million represented 0.80% of outstanding loans (net of overdrafts) and provided coverage of 207% of nonperforming loans compared to 0.78% and 236%, respectively, at June 30, 2018 and 0.80% and 186%, respectively, at December 31, 2017.

Noninterest income for the third quarter of 2018 totaled $13.3 million, an increase of $0.8 million, or 6.1%, over the second quarter of 2018 and $0.3 million, or 2.4%, over the third quarter of 2017.  Compared to the second quarter of 2018, the increase was primarily due to higher deposit fees, wealth management fees, mortgage banking fees and other income.  A higher level of deposit fees, bank card fees, and other income drove the increase over the third quarter of 2017.  For the first nine months of 2018, noninterest income totaled $38.3 million, a $0.5 million, or 1.3%, decrease from the same period of 2017, primarily due to lower mortgage banking fees of $0.7 million partially offset by higher wealth management fees of $0.3 million.  The lower level of mortgage banking fees was due to a slowdown in secondary market loan production as adjustable rate loan production has picked up momentum and is being retained in our loan portfolio instead of sold on the secondary market.  Total residential loan production (secondary market sales and portfolio) during the first nine months of 2018 was comparable to the prior year.  The increase in wealth management was attributable to higher trust fees and reflected growth in assets under management.

Noninterest expense for the third quarter of 2018 totaled $28.7 million, an increase of $0.3 million, or 1.1%, over the second quarter of 2018 and $2.0 million, or 7.5%, over the third quarter of 2017.  For the first nine months of 2018, noninterest expense totaled $85.0 million, a $2.5 million, or 3.0%, increase over the same period of 2017.  Compared to the second quarter of 2018, the increase was primarily attributable to a non-routine operating loss.  The increase over the three and nine month periods of 2017 was mostly attributable to an increase in other expense, primarily professional fees, but higher compensation, other real estate owned (“OREO”) expense and a non-routine operating loss also contributed to the increase.  The higher level of professional fees reflected costs associated with several consulting projects, including both profit enhancements projects and the upgrading of ancillary systems, all of which were essentially complete at the end of the third quarter.  The increase in compensation expense reflected higher incentive plan expense driven by improved financial performance.  The increase in OREO expense reflected a $0.7 million decline in property sale gains which spiked in the third quarter of 2017.

For the first nine months of 2018, we realized income tax expense of $1.3 million, which reflected three discrete tax benefit items totaling $3.3 million resulting from the effect of federal tax reform, enacted in December 2017, specifically related to pension plan contributions made in 2018 for the plan year 2017.  The discrete tax items for 2018 totaled $1.5 million for the first quarter, $1.4 million for the second quarter and $0.4 million for the third quarter.  Absent these discrete items, our effective tax rate was approximately 24%.

Discussion of Financial Condition

Average earning assets were $2.535 billion for the third quarter of 2018, a decrease of $30.7 million, or 1.2%, from the second quarter of 2018, and an increase of $23.3 million, or 0.9%, over the fourth quarter of 2017.  The change in average earning assets compared to the second quarter 2018 was attributable to a decrease in short-term investments, primarily due to a decline in seasonal public fund balances and certificates of deposit.  The change in average earning assets over the fourth quarter 2017 was attributable to growth in the loan and investment portfolios primarily funded by increases in noninterest bearing deposits and savings accounts.

We maintained an average net overnight funds (deposits with banks plus fed funds sold less fed funds purchased) sold position of $63.6 million during the third quarter of 2018 compared to an average net overnight funds sold position of $158.7 million in the second quarter of 2018 and $174.6 million in the fourth quarter of 2017.  The decrease in average net overnight funds compared to all prior periods reflected growth in our loan and investment portfolios.  Additionally, part of the decrease compared to the second quarter of 2018 was attributable to the decline in our public deposits and certificates of deposit.

Average loans increased $55.8 million, or 3.3% compared to the second quarter of 2018, and have grown $106.4 million, or 6.5% compared to the fourth quarter of 2017.  The increase compared to both prior periods reflected growth in all loans types except home equity loans.  Over the course of 2018, we have purchased both adjustable rate residential loans and fixed and adjustable rate commercial real estate loan pools totaling $25.1 million based on principal balances at the time of purchase.

We continue to make minor modifications on some of our lending programs to try to mitigate the impact that consumer and business deleveraging has had on our portfolio.  These programs, coupled with economic improvements in our anchor markets, have helped to increase overall loan growth.  In this rising rate environment, our fixed rate pricing is reviewed frequently and rate increases are implemented as appropriate.

Nonperforming assets (nonaccrual loans and OREO) totaled $9.6 million at September 30, 2018, representing an increase of $0.5 million, or 5.2%, over June 30, 2018, and a decrease of $1.5 million, or 13.6%, from December 31, 2017.  Nonaccrual loans totaled $6.9 million at September 30, 2018, a $1.1 million increase over June 30, 2018 and a $0.3 million decrease from December 31, 2017.  The balance of OREO totaled $2.7 million at September 30, 2018, a decrease of $0.6 million from June 30, 2018 and a decrease of $1.2 million from December 31, 2017.  For the third quarter of 2018, we added properties totaling $0.4 million, sold properties totaling $0.9 million and recorded valuation adjustments totaling $0.2 million.

Average total deposits were $2.392 billion for the third quarter of 2018, a decrease of $39.7 million, or 1.6%, from the second quarter of 2018, and an increase of $13.9 million, or 0.6%, over the fourth quarter of 2017.  The decline in deposits compared to the second quarter of 2018 reflected lower public fund and certificates of deposit balances, partially offset by increases in noninterest bearing and savings accounts.  The increase in deposits when compared to the fourth quarter of 2017 reflected growth in all deposit products except public fund, regular NOW accounts and certificates of deposit.  Average public fund balances typically peak in the first quarter and trend downward through the middle of the fourth quarter due to the cycle of tax receipts.

Deposit levels continue to be closely monitored and managed in conjunction with runoff from the investment portfolio.  We monitor deposit rates on an ongoing basis as a prudent pricing discipline remains the key to managing our mix of deposits.

Average borrowings for the third quarter 2018 increased $5.9 million compared to the second quarter 2018, and increased $2.9 million compared to the fourth quarter of 2017. Increases occurred in short-term borrowings, partially offset by declines in long-term borrowings.  We utilized short-term funding from the Federal Home Loan Bank to fund a small portion of the $55.8 million in average loan growth during the third quarter as we awaited maturities and cash flow back from the investment portfolio.

Shareowners’ equity was $298.0 million at September 30, 2018, compared to $293.6 million at June 30, 2018 and $284.2 million at December 31, 2017.  At September 30, 2018, our common stock had a book value of $17.40 per diluted share compared to $17.15 at June 30, 2018 and $16.65 at December 31, 2017.  Book value is impacted through other comprehensive income by the net unrealized gains and losses in our available for sale investment portfolio.  At September 30, 2018, the net after tax unrealized loss was $3.4 million compared to $3.0 million at June 30, 2018 and $1.7 million at December 31, 2017.  Book value is also impacted by the recording of our unfunded pension liability through other comprehensive income.  At September 30, 2018, the net after tax pension liability reflected in accumulated other comprehensive loss was $30.3 million.  This liability is re-measured annually on December 31st based on an actuarial calculation of our pension liability.  Significant assumptions used in calculating the liability are discussed in our 2017 Form 10-K “Critical Accounting Policies” and include the weighted average discount rate used to measure the present value of the pension liability, the weighted-average expected long-term rate of return on pension plan assets, and the assumed rate of annual compensation increases, all of which will vary when re-measured.  The discount rate assumption used to calculate the pension liability is subject to long-term corporate bond rates at December 31st.  The estimated impact to the pension liability based on a 25 basis point increase or decrease in long-term corporate bond rates used to discount the pension obligation would decrease or increase the pension liability by approximately $5.3 million (after-tax) using the balances from the December 31, 2017 measurement date.

At September 30, 2018, our leverage ratio was 10.99% compared to 10.69% and 10.47% at June 30, 2018 and December 31, 2017, respectively.  Further, our risk-adjusted capital ratio was 16.94%, 17.00%, and 17.10% on these respective dates.  Our common equity tier 1 ratio was 13.43% at September 30, 2018, compared to 13.46% at June 30, 2018 and 13.42% at December 31, 2017.  All of our capital ratios exceeded the threshold to be designated as “well-capitalized” under the Basel III capital standards.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial holding companies headquartered in Florida and has approximately $2.8 billion in assets.  We provide a full range of banking services, including traditional deposit and credit services, mortgage banking, asset management, trust, merchant services, bankcards, and securities brokerage services.  Our bank subsidiary, Capital City Bank, was founded in 1895 and now has 59 banking offices and 73 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause our future results to differ materially.  The following factors, among others, could cause our actual results to differ: the accuracy of the our financial statement estimates and assumptions; legislative or regulatory changes, and the ability to repay and qualified mortgage standards; fluctuations in inflation, interest rates, or monetary policies; the effects of security breaches and computer viruses that may affect our computer systems or fraud related to debit card products; changes in consumer spending and savings habits; our growth and profitability; the strength of the U.S. economy and the local economies where we conduct operations; the effects of a non-diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the long-term impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes, especially changes that allow out of market competitors to compete in our markets; changes in accounting; and our ability to manage the risks involved in the foregoing.  Additional factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.

USE OF NON-GAAP FINANCIAL MEASURES

We present a tangible common equity ratio and a tangible book value per diluted share that removes the effect of goodwill resulting from merger and acquisition activity.  We believe these measures are useful to investors because it allows investors to more easily compare our capital adequacy to other companies in the industry.  The GAAP to non-GAAP reconciliation is provided below.

(Dollars in Thousands)		Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Shareowners' Equity (GAAP)		$298,016	$293,571	$288,360	$284,210	$285,201
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Shareowners' Equity (non-GAAP)	A	213,205	208,760	203,549	199,399	200,390
Total Assets (GAAP)		2,819,190	2,880,278	2,924,832	2,898,794	2,790,842
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Assets (non-GAAP)	B	$2,734,379	$2,795,467	$2,840,021	$2,813,983	$2,706,031
Tangible Common Equity Ratio (non-GAAP)	A/B	7.80%	7.47%	7.17%	7.09%	7.41%
Actual Diluted Shares Outstanding (GAAP)	C	17,127,846	17,114,380	17,088,419	17,071,107	17,045,326
Tangible Book Value per Diluted Share (non-GAAP)	A/C	$12.45	$12.20	$11.91	$11.68	$11.76

CAPITAL CITY BANK GROUP, INC.
EARNINGS HIGHLIGHTS
Unaudited

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017

EARNINGS
Net Income	$5,990	$6,003	$4,555	$17,766	$10,860
Net Income Per Common Share	$0.35	$0.35	$0.27	$1.04	$0.64
PERFORMANCE
Return on Average Assets	0.84%	0.84%	0.65%	0.83%	0.52%
Return on Average Equity	7.98%	8.25%	6.33%	8.12%	5.15%
Net Interest Margin	3.72%	3.58%	3.48%	3.58%	3.34%
Noninterest Income as % of Operating Revenue	36.04%	35.52%	37.94%	35.99%	38.72%
Efficiency Ratio	77.37%	80.07%	77.21%	79.46%	81.53%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	16.17%	16.25%	16.19%	16.17%	16.19%
Total Capital Ratio	16.94%	17.00%	16.96%	16.94%	16.96%
Tangible Common Equity Ratio	7.80%	7.47%	7.41%	7.80%	7.41%
Leverage Ratio	10.99%	10.69%	10.48%	10.99%	10.48%
Common Equity Tier 1 Ratio	13.43%	13.46%	13.26%	13.43%	13.26%
Equity to Assets	10.57%	10.19%	10.22%	10.57%	10.22%
ASSET QUALITY
Allowance as % of Non-Performing Loans	207.06%	236.25%	203.39%	207.06%	203.39%
Allowance as a % of Loans	0.80%	0.78%	0.82%	0.80%	0.82%
Net Charge-Offs as % of Average Loans	0.06%	0.12%	0.10%	0.12%	0.12%
Nonperforming Assets as % of Loans and ORE	0.54%	0.52%	0.76%	0.54%	0.76%
Nonperforming Assets as % of Total Assets	0.34%	0.32%	0.45%	0.34%	0.45%
STOCK PERFORMANCE
High	$25.91	$25.99	$24.58	$26.50	$24.58
Low	23.19	22.28	19.60	22.28	17.68
Close	$23.34	$23.63	$24.01	$23.34	$24.01
Average Daily Trading Volume	16,500	25,246	29,551	20,957	25,362

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

	2018			2017
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ASSETS
Cash and Due From Banks	$48,423	$56,573	$47,804	$58,419	$50,420
Funds Sold and Interest Bearing Deposits	26,839	107,066	250,821	227,023	140,694
Total Cash and Cash Equivalents	75,262	163,639	298,625	285,442	191,114

Investment Securities Available for Sale	484,243	493,662	471,836	480,911	510,846
Investment Securities Held to Maturity	227,923	236,764	225,552	216,679	184,262
Total Investment Securities	712,166	730,426	697,388	697,590	695,108

Loans Held for Sale	8,297	8,246	4,845	4,817	7,800

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	239,044	222,406	198,775	218,166	215,963
Real Estate - Construction	87,672	88,169	80,236	77,966	67,813
Real Estate - Commercial	596,391	575,993	551,309	535,707	527,331
Real Estate - Residential	333,896	320,296	307,050	308,159	306,272
Real Estate - Home Equity	212,942	218,851	223,994	229,513	228,499
Consumer	294,040	285,599	284,356	278,622	273,670
Other Loans	8,167	11,648	14,988	3,747	9,311
Overdrafts	1,602	1,513	1,187	1,612	1,479
Total Loans, Net of Unearned Interest	1,773,754	1,724,475	1,661,895	1,653,492	1,630,338
Allowance for Loan Losses	(14,219)	(13,563)	(13,258)	(13,307)	(13,339)
Loans, Net	1,759,535	1,710,912	1,648,637	1,640,185	1,616,999

Premises and Equipment, Net	89,567	90,000	90,939	91,698	92,345
Goodwill	84,811	84,811	84,811	84,811	84,811
Other Real Estate Owned	2,720	3,373	3,330	3,941	5,987
Other Assets	86,832	88,871	96,257	90,310	96,678
Total Other Assets	263,930	267,055	275,337	270,760	279,821

Total Assets	$2,819,190	$2,880,278	$2,924,832	$2,898,794	$2,790,842

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$934,146	$937,241	$890,482	$874,583	$870,644
NOW Accounts	713,967	778,131	859,704	877,820	749,816
Money Market Accounts	254,099	257,965	257,422	239,212	249,964
Regular Savings Accounts	352,508	354,156	353,996	335,140	329,742
Certificates of Deposit	126,496	131,697	137,280	143,122	147,451
Total Deposits	2,381,216	2,459,190	2,498,884	2,469,877	2,347,617

Short-Term Borrowings	16,644	7,021	4,893	7,480	6,777
Subordinated Notes Payable	52,887	52,887	52,887	52,887	52,887
Other Long-Term Borrowings	12,456	12,897	13,333	13,967	15,047
Other Liabilities	57,971	54,712	66,475	70,373	83,313

Total Liabilities	2,521,174	2,586,707	2,636,472	2,614,584	2,505,641

SHAREOWNERS' EQUITY
Common Stock	171	171	171	170	170
Additional Paid-In Capital	38,325	37,932	37,343	36,674	35,892
Retained Earnings	293,254	288,800	283,990	279,410	275,013
Accumulated Other Comprehensive Loss, Net of Tax	(33,734)	(33,332)	(33,144)	(32,044)	(25,874)

Total Shareowners' Equity	298,016	293,571	288,360	284,210	285,201

Total Liabilities and Shareowners' Equity	$2,819,190	$2,880,278	$2,924,832	$2,898,794	$2,790,842

OTHER BALANCE SHEET DATA
Earning Assets	$2,521,056	$2,570,213	$2,614,949	$2,582,922	$2,473,940
Interest Bearing Liabilities	1,529,057	1,594,754	1,679,515	1,669,628	1,551,684

Book Value Per Diluted Share	$17.40	$17.15	$16.87	$16.65	$16.73
Tangible Book Value Per Diluted Share	12.45	12.20	11.91	11.68	11.76

Actual Basic Shares Outstanding	17,059	17,056	17,044	16,989	16,966
Actual Diluted Shares Outstanding	17,128	17,114	17,088	17,071	17,045

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited

						Nine Months Ended
	2018			2017		September 30,
(Dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2018	2017

INTEREST INCOME
Interest and Fees on Loans	$21,618	$20,533	$19,535	$19,513	$19,479	$61,686	$56,204
Investment Securities	3,472	3,156	2,762	2,520	2,416	9,390	6,627
Funds Sold	302	730	917	594	446	1,949	1,472
Total Interest Income	25,392	24,419	23,214	22,627	22,341	73,025	64,303

INTEREST EXPENSE
Deposits	1,068	995	868	590	530	2,931	1,199
Short-Term Borrowings	41	8	8	5	15	57	77
Subordinated Notes Payable	568	552	475	431	420	1,595	1,203
Other Long-Term Borrowings	92	94	100	112	115	286	331
Total Interest Expense	1,769	1,649	1,451	1,138	1,080	4,869	2,810
Net Interest Income	23,623	22,770	21,763	21,489	21,261	68,156	61,493
Provision for Loan Losses	904	815	745	826	490	2,464	1,389
Net Interest Income after Provision for Loan Losses	22,719	21,955	21,018	20,663	20,771	65,692	60,104

NONINTEREST INCOME
Deposit Fees	5,207	4,842	4,872	5,040	5,153	14,921	15,295
Bank Card Fees	2,828	2,909	2,811	2,830	2,688	8,548	8,361
Wealth Management Fees	2,181	2,037	2,173	2,172	2,197	6,391	6,112
Mortgage Banking Fees	1,343	1,206	1,057	1,410	1,480	3,606	4,344
Other	1,749	1,548	1,564	1,445	1,478	4,861	4,737
Total Noninterest Income	13,308	12,542	12,477	12,897	12,996	38,327	38,849

NONINTEREST EXPENSE
Compensation	15,891	15,797	15,911	15,102	15,711	47,599	47,211
Occupancy, Net	4,645	4,503	4,551	4,400	4,501	13,699	13,437
Other Real Estate, Net	347	248	626	355	(118)	1,221	780
Other	7,816	7,845	6,818	7,040	6,613	22,479	21,122
Total Noninterest Expense	28,699	28,393	27,906	26,897	26,707	84,998	82,550

OPERATING PROFIT	7,328	6,104	5,589	6,663	7,060	19,021	16,403
Income Tax Expense (Benefit)	1,338	101	(184)	6,660	2,505	1,255	5,543
NET INCOME	$5,990	$6,003	$5,773	$3	$4,555	$17,766	$10,860

PER SHARE DATA
Basic Net Income	$0.35	$0.35	$0.34	$0.00	$0.27	$1.04	$0.64
Diluted Net Income	0.35	0.35	0.34	0.00	0.27	1.04	0.64
Cash Dividend	$0.09	$0.07	$0.07	$0.07	$0.07	$0.23	$0.17
AVERAGE SHARES
Basic	17,056	17,045	17,028	16,967	16,965	17,043	16,946
Diluted	17,125	17,104	17,073	17,050	17,044	17,102	17,009

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND RISK ELEMENT ASSETS
Unaudited

						Nine Months Ended
	2018			2017		September 30,
(Dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2018	2017

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$13,563	$13,258	$13,307	$13,339	$13,242	$13,307	$13,431
Provision for Loan Losses	904	815	745	826	490	2,464	1,389
Net Charge-Offs	248	510	794	858	393	1,552	1,481
Balance at End of Period	$14,219	$13,563	$13,258	$13,307	$13,339	$14,219	$13,339
As a % of Loans	0.80%	0.78%	0.80%	0.80%	0.82%	0.80%	0.82%
As a % of Nonperforming Loans	207.06%	236.25%	181.26%	185.87%	203.39%	207.06%	203.39%

CHARGE-OFFS
Commercial, Financial and Agricultural	$268	$141	$182	$664	$276	$591	$693
Real Estate - Construction	-	-	7	-	-	7	-
Real Estate - Commercial	25	-	290	42	94	315	643
Real Estate - Residential	106	456	107	126	125	669	285
Real Estate - Home Equity	112	157	158	48	50.00	427	142
Consumer	463	509	695	577	455	1,667	1,616
Total Charge-Offs	$974	$1,263	$1,439	$1,457	$1,000	$3,676	$3,379

RECOVERIES
Commercial, Financial and Agricultural	$78	$87	$166	$113	$79	$331	$200
Real Estate - Construction	-	-	1	-	50	1	50
Real Estate - Commercial	222	15	123	24	69	360	150
Real Estate - Residential	107	346	84	141	60	537	475
Real Estate - Home Equity	47	22	61	67	84	130	152
Consumer	272	283	210	254	265	765	871
Total Recoveries	$726	$753	$645	$599	$607	$2,124	$1,898

NET CHARGE-OFFS	$248	$510	$794	$858	$393	$1,552	$1,481

Net Charge-Offs as a % of Average Loans (1)	0.06%	0.12%	0.20%	0.21%	0.10%	0.12%	0.12%

RISK ELEMENT ASSETS
Nonaccruing Loans	$6,867	$5,741	$7,314	$7,159	$6,558
Other Real Estate Owned	2,720	3,373	3,330	3,941	5,987
Total Nonperforming Assets	$9,587	$9,114	$10,644	$11,100	$12,545

Past Due Loans 30-89 Days	$3,684	$3,472	$4,268	$4,543	$5,687
Past Due Loans 90 Days or More (accruing)	126	-	-	36	-
Classified Loans	27,039	29,583	31,709	31,002	36,545
Performing Troubled Debt Restructuring's	$28,661	$29,981	$31,472	$32,164	$33,427

Nonperforming Loans as a % of Loans	0.39%	0.33%	0.44%	0.43%	0.40%
Nonperforming Assets as a % of Loans and
Other Real Estate	0.54%	0.52%	0.64%	0.67%	0.76%
Nonperforming Assets as a % of Total Assets	0.34%	0.32%	0.36%	0.38%	0.45%

(1) Annualized

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Third Quarter 2018			Second Quarter 2018			First Quarter 2018			Fourth Quarter 2017			Third Quarter 2017			Sep 2018 YTD			Sep 2017 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Loans, Net of Unearned Interest	$1,747,093	21,733	4.94%	$1,691,287	20,625	4.89%	$1,647,612	19,636	4.83%	$1,640,738	19,696	4.76%	$1,638,578	19,672	4.76%	$1,695,695	61,994	4.89%	$1,611,117	56,689	4.70%

Investment Securities
Taxable Investment Securities	663,639	3,290	1.98	643,516	2,945	1.83	619,137	2,523	1.64	602,353	2,263	1.50	588,518	2,150	1.45	642,260	8,758	1.82	593,579	5,832	1.31
Tax-Exempt Investment Securities	60,952	229	1.50	72,478	266	1.47	84,800	318	1.50	94,329	393	1.67	98,463	407	1.65	72,656	813	1.49	99,059	1,217	1.64

Total Investment Securities	724,591	3,519	1.94	715,994	3,211	1.79	703,937	2,841	1.62	696,682	2,656	1.52	686,981	2,557	1.48	714,916	9,571	1.79	692,638	7,049	1.36

Funds Sold	63,608	302	1.88	158,725	730	1.84	240,916	917	1.54	174,565	594	1.35	140,728	446	1.26	153,767	1,949	1.69	195,189	1,472	1.01

Total Earning Assets	2,535,292	$25,554	4.00%	2,566,006	$24,566	3.84%	2,592,465	$23,394	3.66%	2,511,985	$22,946	3.63%	2,466,287	$22,675	3.65%	2,564,378	$73,514	3.83%	2,498,944	$65,210	3.49%

Cash and Due From Banks	49,493			50,364			52,711			51,235			51,880			50,844			51,043
Allowance for Loan Losses	(14,146)			(13,521)			(13,651)			(13,524)			(13,542)			(13,774)			(13,547)
Other Assets	256,285			258,255			260,595			272,755			275,335			258,363			277,514

Total Assets	$2,826,924			$2,861,104			$2,892,120			$2,822,451			$2,779,960			$2,859,811			$2,813,954

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$733,255	$773	0.42%	$790,335	$725	0.37%	$863,175	$659	0.31%	$782,133	$400	0.20%	$755,620	$339	0.18%	$795,112	$2,157	0.36%	$813,858	$694	0.11%
Money Market Accounts	254,440	190	0.30	255,143	166	0.26	246,576	103	0.17	249,953	80	0.13	262,486	80	0.12	252,082	459	0.24	261,118	172	0.09
Savings Accounts	352,833	43	0.05	351,664	43	0.05	343,987	42	0.05	333,703	41	0.05	327,675	40	0.05	349,527	128	0.05	320,634	118	0.05
Time Deposits	129,927	62	0.19	134,171	61	0.18	140,359	64	0.18	145,622	69	0.19	148,652	71	0.19	134,781	187	0.19	153,215	215	0.19
Total Interest Bearing Deposits	1,470,455	1,068	0.30%	1,531,313	995	0.27%	1,594,097	868	0.23%	1,511,411	590	0.16%	1,494,433	530	0.14%	1,531,502	2,931	0.27%	1,548,825	1,199	0.11%

Short-Term Borrowings	12,949	41	1.24%	6,633	8	0.49%	8,869	8	0.37%	8,074	5	0.25%	9,920	15	0.59%	9,499	57	0.80%	10,552	77	0.97%
Subordinated Notes Payable	52,887	568	4.20	52,887	552	4.13	52,887	475	3.60	52,887	431	3.19	52,887	420	3.11	52,887	1,595	3.98	52,887	1,203	3.00
Other Long-Term Borrowings	12,729	92	2.87	13,151	94	2.88	13,787	100	2.93	14,726	112	3.01	15,427	115	2.95	13,218	286	2.89	15,324	331	2.89

Total Interest Bearing Liabilities	1,549,020	$1,769	0.47%	1,603,984	$1,649	0.43%	1,669,640	$1,451	0.37%	1,587,098	$1,138	0.29%	1,572,667	$1,080	0.28%	1,607,106	$4,869	0.42%	1,627,588	$2,810	0.24%

Noninterest Bearing Deposits	921,817			900,643			862,009			867,000			834,729			895,042			820,843
Other Liabilities	58,330			64,671			72,969			80,309			87,268			65,270			83,683

Total Liabilities	2,529,167			2,569,298			2,604,618			2,534,407			2,494,664			2,567,418			2,532,114

SHAREOWNERS' EQUITY:	297,757			291,806			287,502			288,044			285,296			292,393			281,840

Total Liabilities and Shareowners' Equity	$2,826,924			$2,861,104			$2,892,120			$2,822,451			$2,779,960			$2,859,811			$2,813,954

Interest Rate Spread		$23,785	3.53%		$22,917	3.41%		$21,943	3.29%		$21,808	3.33%		$21,595	3.37%		$68,645	3.41%		$62,400	3.25%

Interest Income and Rate Earned(1)		25,554	4.00		24,566	3.84		23,394	3.66		22,946	3.63		22,675	3.65		73,514	3.83		65,210	3.49
Interest Expense and Rate Paid(2)		1,769	0.28		1,649	0.26		1,451	0.23		1,138	0.18		1,080	0.17		4,869	0.25		2,810	0.15

Net Interest Margin		$23,785	3.72%		$22,917	3.58%		$21,943	3.43%		$21,808	3.45%		$21,595	3.48%		$68,645	3.58%		$62,400	3.34%

(1) Interest and average rates are calculated on a tax-equivalent basis using a 21% Federal tax rate for 2018 and a 35% Federal tax rate for 2017.
(2) Rate calculated based on average earning assets.